Exhibit 24.1
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                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Blomquist and Brian Alleman and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement on Form S-1, or another appropriate form, and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission"), in order for Simtek Corporation (the "Corporation") to register and qualify for resale under the Securities Act of 1933, as amended:
(i) the shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), included in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 filed by the Corporation with the Commission on October 27, 2005;
(ii) the shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated December 30, 2005, by and among the Corporation, Crestview Capital Master LLC, Straus Partners, LP, Straus GEPT Partners, LP, Big Bend XXVII Investments, L.P., Toibb Investment LLC, Michael Seedman, SF Capital Partners Ltd., Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC (the "PIPE"); (iii) the shares of Common Stock issuable upon exercise of a warrant issued to C. E. Unterberg, Towbin as a result of certain services provided to the Corporation in connection with the PIPE; (iv) the shares of Common Stock additionally issuable upon conversion of the convertible debentures owed by the Corporation to affiliates of the RENN Capital Group, Inc. as a result of the reduction of the conversion price of the debentures to $0.22 per share following the PIPE; and (v) the shares of Common Stock issued to Zentrum Mikroelektronik Dresden AG ("ZMD") pursuant to that certain Asset Purchase Agreement, dated December 7, 2005, by and between the Corporation and ZMD; sign and file all documents in connection with the qualification and issuance of such shares of Common Stock indicated above with Blue Sky authorities; make any filings with the National Association of Securities Dealers deemed necessary by the officers of the Corporation; and granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.




Date: February 17, 2006                       /s/Harold Blomquist
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                                             Harold Blomquist, Chairman of the
                                             Board, Chief Executive Officer and
                                             President


Date: February 17, 2006                       /s/ Brian Alleman
                                             -----------------------------------
                                             Brian Alleman, Secretary, Vice
                                             President and Chief Financial
                                             Officer


Date: February 21, 2006                       /s/Alfred Stein
                                             -----------------------------------
                                             Alfred Stein, Director


Date: February 16, 2006                       /s/Robert Keeley
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                                             Robert Keeley, Director


Date: February 20, 2006                       /s/Ronald Sartore
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                                             Ronald Sartore, Director